Exhibit 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q of Sixth Street Specialty Lending, Inc. (the “Company”) for the quarterly period ended March 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joshua Easterly as Chief Executive Officer of the Company, and Ian Simmonds, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joshua Easterly
Name:	Joshua Easterly
Title:	Chief Executive Officer
(principal executive officer)
Date:	May 1, 2024

/s/ Ian Simmonds
Name:	Ian Simmonds
Title:	Chief Financial Officer
(principal financial officer)
Date:	May 1, 2024

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.